SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

FIRST PACTRUST BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	000-49806	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 691-1519

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 22, 2011, First PacTrust Bancorp, Inc. (the “Company”), the holding company for Pacific Trust Bank, entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated, as representative of the underwriters named therein (collectively the “Underwriters”), providing for the offer and sale in a firm commitment offering (the “Underwritten Public Offering”) of 1,583,641 shares of the Company’s voting common stock, at a price to the public of $15.50 per share ($14.6475 per share, net of underwriting discounts and commissions). In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 237,546 additional shares of the Company’s voting common stock to cover over-allotments, if any. The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement related to the offering of the shares. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On June 22, 2011, the Company entered into letter agreements (the “Purchase Letter Agreements”) with each of St. Cloud Capital Partners II, L.P. and TCW Shared Opportunities Fund V, L.P., each an existing shareholder of the Company (the “Existing Investors”), relating to their purchase from the Company, pursuant to existing contractual rights, of an aggregate of 207,360 shares of voting common stock at a price per share of $14.6475. As a result of the Underwritten Public Offering, each of the Existing Investors has the right to purchase from the Company, at the same price per share as offered to the public in the Underwritten Public Offering, net of underwriting discounts and commissions payable by the Company in the Underwritten Public Offering, such number of shares of voting common stock as required to enable the Existing Investor to maintain its proportionate voting common stock ownership interest in the Company immediately prior to the Underwritten Public Offering. If and to the extent the Underwriters exercise their over-allotment option granted to them in connection with the Underwritten Public Offering, the Existing Investors have agreed to purchase from the Company an aggregate of up to 31,104 additional shares of the Company’s voting common stock, with the percentage of such additional shares to be purchased by them equal to the same percentage of the over-allotment option exercised by the underwriters.

A copy of the form of the Purchase Letter Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The shares to be purchased by the Existing Investors will be issued to them in a separate offering registered under the Securities Act being made to them directly by the Company (the “Separate Registered Offering”).

Item 8.01 Other Events

On June 23, 2011, the Company announced the pricing of the Underwritten Public Offering. A copy of the press release issued by the Company announcing the pricing of the Underwritten Public Offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Company’s prospectus supplements for the Underwritten Public Offering and for the Separate Registered Offering updated the risk factors contained in the Company’s reports filed under the Securities Exchange Act of 1934, as amended. A copy of the updated risk factors is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Copies of the opinions of Silver, Freedman & Taff, L.L.P. regarding the validity of the shares being offered in the Underwritten Public Offering and in the Separate Registered Offering are attached hereto as Exhibits 5.1 and 5.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

1.1	Underwriting Agreement dated June 22, 2011

5.1	Opinion of Silver, Freedman & Taff, L.L.P. regarding the validity of the shares offered in the Underwritten Public Offering

5.2	Opinion of Silver, Freedman & Taff, L.L.P. regarding the validity of the shares offered in the Separate Registered Offering

99.1	Form of Purchase Letter Agreement

99.2	Press release dated June 23, 2011

99.3	Updated risk factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: June 23, 2011	By:	/s/ James P. Sheehy
James P. Sheehy
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting agreement dated June 22, 2011

5.1	Opinion of Silver, Freedman & Taff, L.L.P. regarding the validity of the shares offered in the Underwritten Public Offering

5.2	Opinion of Silver, Freedman & Taff, L.L.P. regarding the validity of the shares offered in the Separate Registered Offering

99.1	Form of Purchase Letter Agreement

99.2	Press release dated June 23, 2011

99.3	Updated risk factors

5